SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 11-K
                                  ANNUAL REPORT
                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934





(Mark One):

 [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
         For the fiscal year ended December 31, 1997

                                       OR

 [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
         For the transition period from __________ to ___________

Commission File number 333-09167

         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                 Virginia Power
                          Hourly Employee Savings Plan

         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            DOMINION RESOURCES, INC.
                                 P. O. Box 26532
                        901 East Byrd Street - Suite 1700
                          Richmond, Virginia 23261-6111

                                 VIRGINIA POWER

                          HOURLY EMPLOYEE SAVINGS PLAN

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS







                                                                      Pages
                                                                      -----

Independent Auditors' Report                                            F-2

Financial Statements:

         Statements of Net Assets Available for Benefits
         as of December 31, 1997 and 1996                               F-3

         Statements of Changes in Net Assets Available
          for Benefits for the Years Ended
          December 31, 1997, 1996 and 1995                              F-4

         Notes to Financial Statements                             F-5 - F-21

Supplemental Schedules as of December 31, 1997:

         Item 27a - Schedule of Assets Held for Investment
                           Purposes                                     F-22

         Item 27d - Schedule of Reportable Transactions                 F-23


Schedules Omitted:

The following schedules are omitted because of the absence of the conditions under which they are required, or because the required information is included in the financial statements or notes thereto:

Schedules I, II and III.

INDEPENDENT AUDITORS' REPORT

To the Organization and Compensation Committee of the Board of Directors of Virginia Electric and Power Company

We have audited the accompanying financial statements of the Virginia Power Hourly Employee Savings Plan (the Plan) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, listed in the Table of Contents on page F-1. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules listed in the Table of Contents are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


Richmond, Virginia
May 29, 1998

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS



                                                                                              December 31,
ASSETS                                                                                1997                     1996
------                                                                        ---------------------    ---------------------
Investments (Note 1 and 2):
  Dominion Resources, Inc., Common Stock                                        $       71,021,169       $       65,756,889
  Common/Collective Trusts                                                               4,189,191                1,117,091
  Interest in Certus Stable Value Fund                                                  18,587,458               17,778,061
  Mutual Funds                                                                          12,388,533                4,095,047
  Loans To Participants at Face Value                                                    3,301,157                2,171,916
                                                                              ---------------------    ---------------------
     Total Investments                                                                 109,487,508               90,919,004

Receivables:
  Interest                                                                                  97,259                   94,358
  Other                                                                                    313,962                  129,499
                                                                              ---------------------    ---------------------
     Total Receivables                                                                     411,221                  223,857

  Cash                                                                                          64                       76
                                                                              ---------------------    ---------------------

     Total Assets                                                                      109,898,793               91,142,937
                                                                              ---------------------    ---------------------

Liabilities - Other                                                                        376,182                    2,055
                                                                              ---------------------    ---------------------

    Net Assets Available for Benefits                                            $     109,522,611       $       91,140,882
                                                                              =====================    =====================


The accompanying notes are an integral part of the financial statements.

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS



                                                                      For the Years Ended December 31,
                                                    ----------------------------------------------------------------------
                                                            1997                    1996                     1995
                                                     ---------------------   ---------------------    ---------------------
Investment income:
   Net appreciation/(depreciation)
      in fair value of investments (Note 5)           $        8,702,140     $       (2,576,111)        $       9,002,279
   Dividend income                                             4,461,716               4,432,457                4,012,680
   Interest and other income                                   1,370,147                 868,746                  285,800
                                                    ---------------------   ---------------------    ---------------------

      Total investment income                                 14,534,003               2,725,092               13,300,759

Contributions:
   Participant (Note 1)                                        7,954,739               7,393,173                6,814,194
   Participating companies (Note 1)                            3,138,250               3,223,090                3,144,158
                                                    ---------------------   ---------------------    ---------------------

      Total additions                                         25,626,992              13,341,355               23,259,111
                                                    ---------------------   ---------------------    ---------------------

Benefits paid to participants                                  6,469,943               7,626,380                4,784,785
Administrative expenses                                           58,906                  76,644                   85,552
                                                    ---------------------   ---------------------    ---------------------

      Total deductions                                         6,528,849               7,703,024                4,870,337
                                                    ---------------------   ---------------------    ---------------------

Net increase before transfers                                 19,098,143               5,638,331               18,388,774

Transfer of participants' assets
   from the Plan to other plans                                 (716,414)             (2,088,502)                (325,430)
                                                    ---------------------   ---------------------    ---------------------
 Net increase                                                  18,381,729              3,549,829               18,063,344

Net assets available for benefits:
   Beginning of year                                          91,140,882              87,591,053               69,527,709
                                                    ---------------------   ---------------------    ---------------------

   End of year                                         $     109,522,611      $       91,140,882       $       87,591,053
                                                    =====================   =====================    =====================


The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   DESCRIPTION OF PLAN

     The following description of the Virginia Power Hourly Employee Savings Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     a. GENERAL - The Plan is a defined contribution pension plan covering all full-time hourly employees of the Virginia Electric and Power Company (the Company) who have one year of service and are age 18 or older. The Company, a wholly-owned subsidiary of Dominion Resources, Inc.
          (DRI), is the designated Plan sponsor, fiduciary and administrator. Mellon Bank serves as the trustee of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     b.   CONTRIBUTIONS -

          Prior to June 1, 1996:

          Under the terms of the Plan, participants could make contributions to the Plan under the Regular Option and the Savings Plus Option. The Regular Option allowed participants to make after-tax contributions to the Plan. The Savings Plus Option allowed participants to contribute to the Plan with before-tax dollars.

          A maximum of 16% of the participant's eligible earnings could be invested in the Plan. Of this 16%, up to 10% could be invested on a tax-deferred basis under the Savings Plus Option. The Participating Companies (noted in Note 1d) contributed a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase DRI common stock.

          Effective June 1, 1996:

          A maximum of 17% of the participant's eligible earnings and 9% of highly compensated employee's eligible earnings can be invested in the Plan. Of the 17%, up to 12% can be invested on a tax-deferred basis. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which was used to purchase DRI common stock.

     c. PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) the Company's contributions and (b) Plan earnings, and debited with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as defined. Forfeited balances of terminated participants' non-vested accounts are used to reduce future Participating Companies' contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     d. PLAN PARTICIPANTS - Any subsidiary of DRI may adopt the Plan for the benefit of its qualified hourly employees subject to approval of the Board of Directors of the Company. Currently only Company employees are participating in the Plan.

          There were 3,054 and 3,134 participants in the Plan as of December 31, 1997 and 1996, respectively.

     e.   VESTING -

          Prior to June 1, 1996:

          Participants became vested in their own contributions immediately and in the Participating Companies' matching contributions at the earlier of (a) the beginning of the third year following the year in which the contribution was made or (b) the date the participant completed five years of service with the Company. Matching contributions vested immediately for participants aged 55 or older.

          Effective June 1, 1996:

          Participants become vested in their own contributions and the earnings on these amounts immediately, and in the participating companies' matching contributions and earnings after 3 years of service. Matching contributions vest immediately for participants aged 55 or older.

     f.   INVESTMENT OPTIONS -

          Prior to June 1, 1996:

          The Plan provided for employee contributions to be invested in the following funds:

          Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock or cash equivalent investments for partial shares.

          Interest-Bearing Fund - This fund's focus was on preservation of principal and the primary investments were in high quality fixed income securities.

          Loan Fund - Participants were allowed to borrow against their vested balance and repay the amount over a three-or four-year period.

          Participating Companies' matching contributions were invested only in the DRI Common Stock Fund and could not be transferred to other funds.

          Participants could have elected to have 50% of their contributions invested in each of the funds (expect the Loan Fund) or to have 100% invested in either fund.

          Effective June 1, 1996:

          The Plan provides for employee contributions to be invested in the following:

          (1) Common Stock:

          Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock or cash equivalent investments for partial shares.

          (2) Interest in Certus Stable Value Fund:

          Certus Stable Value Fund - The fund invests in investment contracts of insurance companies and commercial banks and U.S. Government or agency backed bonds.

          (3) Mutual Funds:

          Premier   Managed  Income  Fund  -  The  fund  invests   primarily  in
          investment-grade corporate and U.S. Government obligation and in obligation having maturities of 10 years or less.

          Dreyfus Balanced Fund, Inc. - The fund invests in equity and debt securities of domestic and foreign issuers.

          The Crabbe Huson Equity Fund, Inc. - The fund invests in common stock that have large market capitalization.

          Templeton Foreign Fund - The fund invests primarily in equity and debt securities of companies and governments outside the U.S.

          Warburg Pincus Emerging Growth Fund - The fund invests in equity securities of primarily domestic emerging growth companies.

          (4) Common/Collective Trust:

          Equity Index Fund - The fund invests primarily in the 500 stocks of the S&P 500 and may also invest in exchange traded options and financial futures.

          Upon enrollment in the Plan, a participant may direct employee contributions in any option (except the loan fund) in 1% increments totaling to 100%. Changes in investment options may be made at any time and become effective with the subsequent pay period. Participants can make unlimited transfers among existing funds.

          Company matching contributions are automatically contributed into the DRI Common Stock fund. However, participants who are under age 50 may transfer 50% of the value of their Company Match Account into another investment option, while participants who are age 50 and over may transfer 100% of the value of the Company Match Account.

     f. LOANS TO PARTICIPANTS - Participants are eligible to secure loans against their plan assets and repay the amount over a one-to five-year period. The maximum loan amount is the lesser of:

               o 50% of the vested  account  balance
               o $50,000 (reduced by the maximum outstanding loan balance during the prior 12 months)

          The loans are interest-bearing at one percentage point above the prime rate of interest. The rate is determined every quarter; however, the rate is fixed at the inception of the loan for the life of the loan.

          Participants make repayments to the Plan on a monthly basis. Any defaults in loans result in a reclassification of the remaining loan balances as taxable distributions to the participants.

     g. PAYMENT OF BENEFITS - Distributions from the Plan are recorded on the valuation date when a participant's valid withdrawal request is processed by the record keeper. On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or defer the payment to a future time no later than the year in which the participant attains age 70 1/2. There were no amounts payable to participants at December 31, 1997 and 1996.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   VALUATION OF INVESTMENTS:

          (1) Stock Fund - The investments of the Stock Fund are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the year.

          (2) Mutual Funds - Investments in mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

          (3) Common/Collective Trusts - Investments in common/collective trust funds (funds) are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the bank sponsoring such funds by dividing the fund's net assets by its units outstanding at the valuation dates.

          (4) Investment Contracts - The guaranteed investment contracts within the Certus Stable Value Fund are valued at contract value. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

     b. INVESTMENT INCOME - Dividend income is recognized on the ex-dividend date.

     c. EXPENSES - The Plan's expenses are accrued as incurred and paid by the Plan, as provided by the Plan document.

     d. USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3    CHANGE IN TRUSTEE

     Effective June 1, 1996, Mellon Trust, Mellon Bank, N.A. became the Trustee of the Plan. The prior Trustee was Signet Trust Company with respect to the DRI Common Stock Fund. NationsBank served as Trustee of the Plan with respect to the Interest Bearing Fund.

4.   INVESTMENTS EXCEEDING 5% OF NET ASSETS

     The following table represents the fair value of investments exceeding 5% of the Plan's net assets at each year end:



        Investment at Fair Value as Determined        1997          1996
                                                  -----------    ----------
           by Quoted Market Price:

                 DRI Common Stock                 $ 71,021,169   $ 65,756,889

5.   NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

     The Plan's investments (including investments bought, sold, as well as held during the year) appreciated (depreciated) in value by $8,702,140 in 1997, ($2,576,111) in 1996 and $9,002,279 in 1995, as follows:


      a.  Realized Gain/(Loss)                                     1997                1996                1995
                                                             -----------------   ------------------  ------------------
            Investment at fair value as determined
              by quoted market price:
               Common Stock                                      $    836,050        $     275,244        $    676,426
               U.S. Treasury Notes                                          -                    -              41,814
                                                                            -                    -                   -
               Interest in Certus Stable Value Fund                        22                    -                   -
               Mutual Funds                                         1,076,392              115,613                   -
                                                              -----------------   ------------------  ------------------
                                                                    1,912,464              390,857             718,240
           Investments at estimated fair value:
               Common/Collective Trust Funds                          380,093              389,274                   -
                                                             -----------------   ------------------  ------------------
                                                                  $ 2,292,557        $     780,131        $    718,240
                                                             =================   ==================  ==================

      b.  Unrealized Gain/(Loss)                                   1997                1996                1995
                                                             -----------------   ------------------  ------------------
           Investment at fair value as determined
            by quoted market price:
               Common Stock                                       $ 6,026,861        $ (3,435,255)         $ 7,858,329
               U.S. Treasury Bill                                           -                    -              21,285
               Interest in Certus Stable Value Fund                         -                    -                   -
               Mutual Funds                                         (468,411)               26,165                   -
                                                             -----------------   ------------------  ------------------
                                                                    5,558,450          (3,409,090)           7,879,614
           Investments at estimated fair value:
               Common/Collective Trust Funds                          851,132               52,848             404,425
                                                             -----------------   ------------------  ------------------
                                                                  $ 6,409,582        $ (3,356,242)         $ 8,284,039
                                                             =================   ==================  ==================

      c.  Net Appreciation/(Depreciation)
             in Fair Value of Investment                           1997                1996                1995
                                                             -----------------   ------------------  ------------------
           Investment at fair value as determined
            by quoted market price:
               Common Stock                                       $ 6,862,912        $ (3,160,011)         $ 8,534,755
               U.S. Treasury Bill                                           -                    -              21,285
               U.S. Treasury Notes                                          -                    -              41,814
               Interest in Certus Stable Value Fund                        22                    -                   -
               Mutual Funds                                           607,981              141,778                   -
                                                             -----------------   ------------------  ------------------
                                                                    7,470,915          (3,018,233)           8,597,854
           Investments at estimated fair value:
               Common/Collective Trust Funds                        1,231,225              442,122             404,425
                                                             -----------------   ------------------  ------------------
                                                                  $ 8,702,140        $ (2,576,111)         $ 9,002,279
                                                             =================   ==================  ==================

6.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, or upon complete or partial discontinuance of contributions, the accounts of each affected participant shall become fully vested.

7.   BY FUND INFORMATION

     The net assets available for benefits on a by fund basis and the changes in net assets available for benefits on a by fund basis are as follows:

                   Virginia Power Hourly Employee Saving Plan
             Statement of Net Assets Available for Benefits by Fund
                                December 31, 1997

                                                                                     Participant Directed
                                                            ----------------------------------------------------------------------
                                                                                                       Mellon EB
                                                            DRI Common  Certus Stable   Dreyfus     Daily Liquidity  Crabbe Huson
Assets                                            Total     Stock Fund   Value Fund   Balance Fund     Index Fund     Equity Fund
------                                       ------------- ------------ ------------  ------------  ---------------  -------------
Investments (Notes 1 and 2):
  Common stock                                $ 71,021,169  $31,903,015
  Common/collective trust                        4,189,191                                            $ 4,132,879
  Interest in Certus Stable Value Fund          18,587,458               $18,587,458
  Mutual funds                                  12,388,533                            $2,106,357                      $ 3,542,278
  Loans                                          3,301,157
                                              ------------- ------------ ------------ -----------     ------------    ------------
Total investments                              109,487,508   31,903,015   18,587,458   2,106,357        4,132,879       3,542,278

Receivables:
  Interest                                          97,259          483       95,918
  Other                                            313,962      140,027
                                              ------------- ------------ ------------ -----------     ------------    ------------
Total receivables                                  411,221      140,510       95,918           -                -               -

  Cash                                                  64                                                     50
                                              ------------- ------------ ------------ -----------     ------------    ------------

Total assets                                   109,898,793   32,043,525   18,683,376   2,106,357        4,132,929       3,542,278
                                              ------------- ------------ ------------ -----------     ------------    ------------

  Liabilities - other                              376,182      100,273                   30,059               49          37,012
                                              ------------- ------------ ------------ -----------     ------------    ------------

Net assets available for benefits             $109,522,611  $31,943,252  $18,683,376  $2,076,298      $ 4,132,880     $ 3,505,266
                                              ============= ============ ============ ===========     ============    ============

                   Virginia Power Hourly Employee Saving Plan
             Statement of Net Assets Available for Benefits by Fund
                                December 31, 1997


                                                                                                       Non-Participant
                                                            Participant Directed (Cont'd)                 Directed
                                               -------------------------------------------------------  ------------
                                                Premier     Templeton    Warburg Pincus
                                                Managed      Foreign        Emerging         Loan        DRI Common
Assets                                        Income Fund     Fund        Growth Fund        Fund        Stock Fund
                                              ------------  ----------   --------------   ------------  ------------
Investments (Notes 1 and 2):
  Common stock                                                                                          $39,118,154
  Common/collective trust                                                                   $ 56,312
  Interest in Certus Stable Value Fund
  Mutual funds                                 $ 347,852    $1,537,699    $ 4,854,347
  Loans                                                                                    3,301,157
                                              ------------  ----------   --------------   ------------  ------------
Total investments                                347,852     1,537,699      4,854,347      3,357,469     39,118,154


Receivables:
  Interest                                                                                       256            602
  Other                                                                                                     173,935
                                              ------------  ----------   --------------   ------------  ------------

Total receivables                                      -             -              -            256        174,537

  Cash                                                                                            14
                                              ------------  ----------   --------------   ------------  ------------
Total assets                                     347,852     1,537,699      4,854,347      3,357,739     39,292,691
                                              ------------  ----------   --------------   ------------  ------------
  Liabilities - Other                              3,671        19,565         59,732                       125,821
                                              ------------  ----------   --------------   ------------  ------------

Net assets available for benefits              $ 344,181    $1,518,134    $ 4,794,615     $3,357,739    $39,166,870
                                              ============  ==========   ==============   ============  ============

                   Virginia Power Hourly Employee Savings Plan
             Statement of Net Assets Available for Benefits by Fund
                                December 31, 1996

                                                                                         Participant Directed
                                                              --------------------------------------------------------------------
                                                                                                        Mellon EB
                                                           DRI Common   Certus Stable   Dreyfus      Daily Liquidity  Crabbe Huson
Assets                                      Total          Stock Fund    Value Fund    Balance Fund    Index Fund      Equity Fund
------                                   ------------     ------------  -------------  ------------  ---------------  ------------
Investments (Notes 1 and 2):

  Common stock                           $ 65,756,889     $ 31,826,430
  Common/collective trust                   1,117,091              145                                $ 1,045,583
  Interest in Certus Stable Value Fund     17,778,061                    $17,778,061
  Mutual funds                              4,095,047                                   $ 504,921                     $ 1,221,285
  Loans                                     2,171,916
                                         ------------     ------------   -----------   ----------      ----------     -----------
Total investments                          90,919,004       31,826,575    17,778,061      504,921       1,045,583       1,221,285


Receivables:
  Interest                                     94,358              878        91,792
  Other                                       129,499           62,279                                                        660
                                         ------------     ------------   -----------   ----------      ----------     -----------
Total receivables                             223,857           63,157        91,792            -               -             660

  Cash                                             76
                                         ------------     ------------   -----------   ----------      ----------     -----------

Total assets                               91,142,937       31,889,732    17,869,853      504,921       1,045,583       1,221,945
                                         ------------     ------------   -----------   ----------      ----------     -----------

  Liabilities - other                           2,055               24                        278
                                         ------------     ------------   -----------   ----------      ----------     -----------

Net assets available for benefits        $ 91,140,882     $ 31,889,708   $17,869,853    $ 504,643      $1,045,583     $ 1,221,945
                                         ============     ============   ===========   ==========      ==========     ===========

                  Virginia Power Hourly Employee Savings Plan
             Statement of Net Assets Available for Benefits by Fund
                               December 31, 1996



                                                                                                  Non-Participant
                                                       Participant Directed (Cont'd)                 Directed
                                             ----------------------------------------------------  -------------
                                               Premier     Templeton    Warburg Pincus
                                               Managed      Foreign        Emerging        Loan      DRI Common
Assets                                       Income Fund      Fund       Growth Fund       Fund      Stock Fund
                                             -----------   ----------   --------------  ----------  ------------
Investments (Notes 1 and 2):
  Common stock                                                                                      $ 33,930,459
  Common/collective trust                                                                $ 71,210            153
  Interest in Certus Stable Value Fund
  Mutual funds                                 $ 81,508    $ 487,025     $ 1,800,308
  Loans                                                                                 2,171,916
                                             -----------   ----------   --------------  ---------   ------------
Total investments                                81,508      487,025       1,800,308    2,243,126     33,930,612


Receivables:
  Interest                                                                                    312          1,376
  Other                                                          403                                      66,157
                                             -----------   ----------   --------------  ---------   ------------

Total receivables                                     -          403               -          312         67,533

  Cash                                                                                         76
                                             -----------   ----------   --------------  ---------   ------------
Total assets                                     81,508      487,428       1,800,308    2,243,514     33,998,145
                                             -----------   ----------   --------------  ---------   ------------

  Liabilities - Other                               105                        1,622                          26
                                             -----------   ----------   --------------  ---------   ------------
Net assets available for benefits              $ 81,403     $ 87,428     $ 1,798,686   $2,243,514   $ 33,998,119
                                             ===========   ==========   =============== =========   ============


                   Virginia Power Hourly Employee Savings Plan
        Statement of Changes in Net Assets Available for Benefits by Fund
                        For Year Ended December 31, 1997


                                                                                         Participant Directed
                                                          --------------------------------------------------------------------------
                                                                             Certus                       Mellon EB
                                                           DRI Common        Stable        Dreyfus     Daily Liquidity  Crabbe Huson
                                               Total        Stock Fund      Value Fund    Balance Fund    Index Fund     Equity Fund
                                           -------------  --------------  -------------  -------------  --------------  ------------
 Investment income:
  Net appreciation/(depreciation)
    in fair value of investments (Note 5)  $  8,702,140   $   3,067,722   $         22    $   136,853      $ 638,620    $   479,795
  Dividend income                             4,461,716       1,995,965                        31,149         60,066          7,149
  Interest and other income                   1,370,147           3,981      1,117,126          6,059
                                           -------------  --------------  -------------  -------------  ------------- --------------
    Total investment income                   14,534,003      5,067,668       1,117,148       174,061        698,686        486,944
                                           -------------- --------------- -------------- -------------- ------------- --------------

Contributions:
  Participant (Note 1)                        7,954,739       1,521,458      2,487,916        599,771        874,926        760,358
  Participating companies (Note 1)            3,138,250
                                           -------------  --------------  -------------  -------------  ------------- --------------
   Total additions                           25,626,992       6,589,126      3,605,064        773,832      1,573,612      1,247,302
                                           -------------  --------------  -------------  -------------  ------------- --------------

Benefits paid to participants                 6,469,943       2,195,899      1,852,353         80,010        165,054        158,551
Administrative expenses                          58,906          23,396         16,744          1,397          2,847          1,895
                                           -------------- --------------- -------------- -------------- -------------- -------------
   Total deductions                           6,528,849       2,219,295      1,869,097         81,407        167,901        160,446
                                           -------------  --------------  -------------  -------------  ------------- --------------

Net increase/(decrease) before transfers     19,098,143       4,369,831      1,735,967        692,425      1,405,711      1,086,856
Interfund transfers, net                              -     (4,122,295)      (820,835)        869,814      1,734,428      1,221,175


Transfer of participants' assets
   from the Plan to other plans               (716,414)       (193,992)      (101,609)          9,416       (52,842)       (24,710)
                                           -------------  --------------  -------------  -------------  ------------- --------------
Net increase                                 18,381,729          53,544        813,523      1,571,655      3,087,297      2,283,321


Net assets available for benefits:
  Beginning of year                          91,140,882      31,889,708     17,869,853        504,643      1,045,583      1,221,945
                                           -------------  --------------  -------------  -------------  ------------- --------------
  End of year                              $109,522,611   $  31,943,252   $ 18,683,376    $ 2,076,298    $ 4,132,880    $ 3,505,266
                                           =============  ==============  =============  =============  ============= ==============


                   Virginia Power Hourly Employee Savings Plan
        Statement of Changes in Net Assets Available for Benefits by Fund
                        For Year Ended December 31, 1997



                                                                                                                 Non-Participant
                                                         Participant Directed (Cont'd)                              Directed
                                                  -----------------------------------------------------------    -------------
                                                     Templeton     Warburg Pincus    Premier
                                                     Foreign        Emerging       Managed          Loan           DRI Common
                                                   Income Fund     Growth Fund    Income Fund       Fund           Stock Fund
                                                  -------------  ---------------  ------------   -----------     -------------
Investment income:
  Net appreciation/(depreciation)
    in fair value of investments (Note 5)          $  (13,821)        592,605      $    5,153      $             $  3,795,191
  Dividend income                                       41,522                         10,891                       2,314,974
  Interest and other income                                                               759        231,718           10,504
                                                  -------------   ------------    ------------   ------------    -------------
   Total investment income                              27,701        592,605          16,803        231,718        6,120,669
                                                  -------------   ------------   -------------  -------------   --------------

Contributions:
  Participant (Note 1)                                 421,360      1,188,716         100,234
  Participating companies (Note 1)                                                                                  3,138,250
                                                  -------------   ------------    ------------   ------------    -------------
   Total additions                                     449,061      1,781,321         117,037        231,718        9,258,919
                                                  -------------   ------------    ------------   ------------    -------------

Benefits paid to participants                           52,540        156,758          18,798        126,250        1,663,730
Administrative expenses                                  1,006          2,830             190       (28,302)           36,903
                                                  -------------   ------------   -------------  -------------   --------------
   Total deductions                                     53,546        159,588          18,988         97,948        1,700,633
                                                  -------------   ------------    ------------   ------------    -------------

Net increase/(decrease) before transfers               395,515      1,621,733          98,049        133,770        7,558,286

Interfund transfers, net                               650,821      1,447,781         165,503      1,037,433      (2,183,825)


Transfer of participants' assets
   from the Plan to other plans                       (15,630)       (73,585)           (774)       (56,978)        (205,710)
                                                  -------------   ------------    ------------   ------------    -------------
Net increase                                         1,030,706      2,995,929         262,778      1,114,225        5,168,751


Net assets available for benefits:
  Beginning of year                                    487,428      1,798,686          81,403      2,243,514       33,998,119
                                                  -------------   ------------    ------------   ------------    -------------
  End of year                                     $  1,518,134    $ 4,794,615     $   344,181    $ 3,357,739     $ 39,166,870
                                                  =============   ============    ============   ============    ==============

                   Virginia Power Hourly Employee Savings Plan
        Statement of Changes in Net Assets Available for Benefits by Fund
                        For Year Ended December 31, 1996


                                                                                    Participant Directed
                                                           ------------------------------------------------------------------------
                                                                            Interest       Certus                      Mellon EB
                                                           DRI Common        Bearing       Stable        Dreyfus     Daily Liquidity
                                               Total       Stock Fund         Fund       Value Fund    Balance Fund    Index Fund
                                           -----------    -------------   -----------   ------------   ------------   --------------
Investment income:
  Net appreciation/(depreciation)
    in fair value of investments (Note 5   $(2,576,111)   $  (322,499)     $ 385,695       $        -    $  27,908     $ 56,427
  Dividend income                             4,432,457      2,146,471                                       4,890        7,035
  Interest and other income                     868,746          7,888       206,703          605,827           23          107
                                           -------------- ------------- --------------  --------------  ------------ -----------
   Total investment income                    2,725,092      1,831,860       592,398          605,827       32,821       63,569
                                           -------------  ------------- -------------   --------------  -----------  -----------

Contributions:
  Participant (Note 1)                        7,393,173      2,596,342     1,118,896        1,594,793      304,229      419,871
  Participating companies (Note 1)            3,223,090
                                           -------------  ------------- -------------   --------------  -----------  -----------
   Total additions                           13,341,355      4,428,202     1,711,294        2,200,620      337,050      483,440
                                           -------------- ------------- --------------  --------------- ------------ ------------

Benefits paid to participants                 7,626,380      2,909,682     1,175,122          763,662        6,388       17,987
Administrative expenses                          76,644         35,206        23,553           33,095        1,059        1,485
                                           -------------  ------------- -------------   --------------  -----------  -----------
   Total deductions                           7,703,024      2,944,888     1,198,675          796,757        7,447       19,472
                                           -------------- ------------- --------------  --------------- ------------ ------------

Net increase/(decrease) before transfer       5,638,331      1,483,314       512,619        1,403,863      329,603      463,968

Interfund transfers, net                              -    (1,924,682)       123,612      (1,404,654)      169,982      571,104

Transfer of participants' assets
   from the Plan to other plans             (2,088,502)    (1,081,567)      (42,940)        (346,879)        5,058       10,511

Transfer to new trust funds                           -                 (18,217,523)       18,217,523
                                           -------------  ------------- -------------   --------------  -----------  -----------
Net increase                                  3,549,829    (1,522,935)  (17,624,232)       17,869,853      504,643    1,045,583


Net assets available for benefits:
  Beginning of year                          87,591,053     33,412,643    17,624,232                -            -            -
                                           -------------  ------------- -------------   --------------  -----------  -----------
  End of year                              $ 91,140,882   $ 31,889,708  $          -     $ 17,869,853    $ 504,643   $1,045,583
                                           =============  ============= =============   ==============  ===========  ===========

                   Virginia Power Hourly Employee Savings Plan
        Statement of Changes in Net Assets Available for Benefits by Fund
                        For Year Ended December 31, 1996

                                                                                                                    Non-
                                                                                                                Participant
                                                                    Participant Directed (Cont'd)                Directed
                                                --------------------------------------------------------------  -----------
                                                             Templeton   Warburg Pincus   Premier
                                              Crabbe Huson    Foreign       Emerging      Managed       Loan     DRI Common
                                               Equity Fund  Income Fund   Growth Fund   Income Fund     Fund     Stock Fund
                                              ------------  -----------  -------------- -----------  ---------  ------------
Investment income:
  Net appreciation/(depreciation)
    in fair value of investments (Note 5)    $    48,824    $    20,306  $    43,906    $  834       $      -   $ (2,837,512)
  Dividend income                                  4,024          9,236                  1,445                      2,259,356
  Interest and other income                                                                            40,133           8,065
                                              ------------  ------------- ------------ --------- --------------  --------------
   Total investment income                        52,848         29,542       43,906     2,279         40,133       (570,091)
                                              -----------   ------------  -----------  --------  -------------   -------------

Contributions:
  Participant (Note 1)                           410,399        198,711      689,935    59,997
  Participating companies (Note 1)                                                                                  3,223,090
                                              -----------   ------------  -----------  --------  -------------   -------------
   Total additions                               463,247        228,253      733,841    62,276         40,133       2,652,999
                                              -----------   ------------  -----------  --------  -------------   -------------

Benefits paid to participants                     13,206          6,439       18,216     2,466        216,506       2,496,706

Administrative expenses                            1,426            669        2,480       209       (67,110)          44,572
                                              -----------   ------------  -----------  --------  -------------   -------------
   Total deductions                               14,632          7,108       20,696     2,675        149,396       2,541,278
                                              -----------   ------------  -----------  --------  -------------   -------------

Net increase/(decrease) before transfer          448,615        221,145      713,145    59,601      (109,263)         111,721
Interfund transfers, net                         782,016        275,524    1,111,055    22,145      1,185,433       (911,535)

Transfer of participants' assets
   from the Plan to other plans                  (8,686)        (9,241)     (25,514)     (343)        (9,478)       (579,423)

Transfer to new trust funds
                                              -----------   ------------  -----------  --------  -------------   -------------
Net increase                                   1,221,945        487,428    1,798,686    81,403      1,066,692     (1,379,237)


Net assets available for benefits:
  Beginning of year                                    -              -            -         -      1,176,822      35,377,356
                                              -----------   ------------  -----------  --------  -------------   -------------
   End of year                                $1,221,945     $  487,428   $1,798,686   $81,403     $2,243,514     $33,998,119
                                              ===========   ============  ===========  ========  =============   =============

                  Virginia Power Hourly Employee Savings Plan
       Statement of Changes in Net Assets Available for Benefits by Fund
                        For Year Ended December 31, 1995



                                                                                                                   Non-Participant
                                                                              Participant Directed                     Directed
                                                                    --------------------------------------------   ---------------
                                                                                      Interest
                                                                   DRI Common         Bearing           Loan          DRI Common
                                                    Total          Stock Fund          Fund             Fund          Stock Fund
                                                -------------  ----------------   --------------   -------------   ----------------
Investment income:
  Net appreciation/(depreciation)
    in fair value of investments (Note 5)       $   9,002,279     $  2,814,393     $    467,524    $          -     $   5,720,362
  Dividend income                                   4,012,680        1,987,079                                          2,025,601
  Interest and other income                           285,800           11,370          194,558          71,773             8,099
                                                --------------  ---------------  ---------------  --------------    --------------
   Total investment income                         13,300,759        4,812,842          662,082          71,773         7,754,062
                                                ---------------  ---------------  ---------------  --------------   ---------------

Contributions:
  Participant (Note 1)                              6,814,194        4,178,032        2,636,162
  Participating companies (Note 1)                  3,144,158                                                           3,144,158
                                                --------------  ---------------  ---------------  --------------    --------------
   Total additions                                 23,259,111        8,990,874        3,298,244          71,773        10,898,220
                                                --------------  ---------------  ---------------  --------------    --------------

Benefits paid to participants                       4,784,785        1,666,976        1,334,716          19,371         1,763,722
Administrative expenses                                85,552           23,276           35,609           2,940            23,727
                                                --------------  ---------------  ---------------  --------------    --------------
   Total deductions                                 4,870,337        1,690,252        1,370,325          22,311         1,787,449
                                                --------------  ---------------  ---------------  --------------    --------------

Net increase/(decrease) before transfers           18,388,774        7,300,622        1,927,919          49,462         9,110,771

Interfund transfers, net                                    -          137,937         (50,227)       (230,583)           142,873

Transfer of participants' assets
   from the Plan to other plans                     (325,430)        (146,033)         (24,765)                         (154,632)
                                                --------------  ---------------  ---------------  --------------    --------------
Net increase                                       18,063,344        7,292,526        1,852,927       (181,121)         9,099,012

Net assets available for benefits:
  Beginning of year                                69,527,709       26,120,117       15,771,305       1,357,943        26,278,344
                                                --------------  ---------------  ---------------  --------------    --------------
  End of year                                   $  87,591,053     $ 33,412,643     $ 17,624,232    $  1,176,822     $  35,377,356
                                                ==============  ===============  ===============  ==============    ==============

8.   INTEREST IN THE CERTUS STABLE VALUE FUND

     The Plan's investments are in a Master Trust which was established for the investment of assets for the Plan and several other Company sponsored plans (the Dominion Resources, Inc. Employee Savings Plan and the Dominion Subsidiary Savings Plan). The assets of the Master Trust are held by Mellon Bank. As of December 31, 1997 and 1996, the assets of the Master Trust were separately maintained by each Company sponsored plan, with the exception of the Certus Stable Value Fund (Certus Fund). As of December 31, 1997 and
     1996,  the  Plan's  interest  in the net  assets  of the  Certus  Fund  was approximately 29% and 31%, respectively. Investment income and administrative expenses relating to the Certus Fund are allocated to the individual plans based upon average monthly balances invested by each Plan.

     The following table presents the fair value of the undivided investments in the Certus Fund:


                          December 31,
     Investments at fair value:                                 1997               1996
                                                          ------------------------------------
       Guaranteed Investment Contracts                        $ 58,085,100       $ 52,832,197
       Common/collective trust                                   7,012,518          5,098,631
                                                          -----------------  -----------------
     Total                                                    $ 65,097,618       $ 57,930,828
                                                          =================  =================


     Investment income for the Certus Stable Value                   December 31,
       Fund is as follows:                                      1997               1996
                                                           ------------------------------------

       Net appreciation in fair value of investments         $     426,972      $     792,346
       Interest                                                  3,883,054          1,928,461
                                                          -----------------  -----------------
     Total                                                    $  4,310,026       $  2,720,807
                                                          =================  =================


9.   VALUATION OF INVESTMENT CONTRACTS

     Effective June 1, 1996, the Plan adopted the provisions of AICPA Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans". The Plan's investment contracts are fully-benefit responsive and have been presented on the financial statements at contract value. The Plan's portion of the contracts have an estimated value of $18,685,163 and $17,864,264 at December 31, 1997 and 1996, respectively. The underlying investment contracts are carried at variable and fixed rates with expiration dates through 2007. The variable rates are reviewed and adjusted quarterly. The average yield on the contracts are estimated at 6.57% and 6.54% at December 31, 1997 and December 31, 1996.

10.  TAX STATUS

     The Plan is a qualified employees' profit sharing trust under Sections 401(a) and 401(k) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a). Pursuant to Section 402(a) of the Internal Revenue Code, a participant is not taxed on the income and pre-tax contributions allocated to the participant's account until such time as the participant or the participant's beneficiaries receive distributions from the Plan.

     The Plan obtained its latest determination letter on November 9, 1993, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Company believes that the Plan is currently designed and operating in compliance with the applicable requirements of the Internal Revenue Code.

11.  SUBSEQUENT EVENT

     During the first quarter of 1998, the Board of Directors of the Company approved an amendment to the Plan that adopts a KSOP provision (combines the features of a 401K and an Employee Stock Ownership Plan) effective May 1, 1998. The KSOP allows participants the choice of (1) receiving cash dividends paid on vested shares held in their DRI Common Stock Fund or (2) continuing to reinvest the dividends in the fund.

     In addition, effective May 1, 1998, the new maximum contribution rates for hourly employees are 15 percent for pre-tax; 20 percent for after-tax, and 2 to 20 percent for combined contributions.

                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN
                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1997
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES



                                                                      Current
                     Description                    Cost               Value
-------------------------------------------    ----------------   --------------
Dominion Resources, Inc., Common Stock:          $ 64,994,308       $ 71,021,169
                                               ---------------    ---------------

Interest in Certus Stable Value Fund:

      Certus Stable Value Fund                     18,587,458         18,587,458
                                               ---------------    ---------------

Common/Collective Trusts:

      Loan Fund                                        56,312             56,312
       Mellon S&P 500 Index Daily Fund              3,578,279          4,132,879
                                               ---------------    ---------------


                                                    3,634,591          4,189,191
                                               ---------------    ---------------

 Mutual Funds:

       Crabbe Huson Equity Fund Inc.                3,789,690          3,542,278
       Dreyfus Balanced Fund Inc.                   2,204,077          2,106,357
       Premier Managed Income Fund                    343,380            347,852
       Templeton Foreign Fund Inc.                  1,665,450          1,537,699
       Warburg Pincus Emerging Growth Fund          4,557,815          4,854,347
                                               ---------------    ---------------


                                                   12,560,412         12,388,533
                                               ---------------    ---------------

 Loans to Participants:                             3,301,157          3,301,157
                                               ---------------    ---------------

 Total Assets Held for Investment                $103,077,926       $109,487,508
                                               ===============    ===============


                                 VIRGINIA POWER
                          HOURLY EMPLOYEE SAVINGS PLAN
                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1997
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS



The assets of the Virginia Power Hourly Employee Savings Plan were combined with the assets of the Dominion Resources, Inc. Employee Savings Plan and the Dominion Subsidiary Savings Plan in a master trust for investment purposes until June 1, 1996. Effective June 1, 1996, a new master trust was established which does not combine the assets of the Virginia Power Hourly Employee Savings Plan with the assets of the Dominion Resources, Inc. Employee Savings Plan and the Dominion Subsidiary Savings Plan, except for the Certus Stable Value Fund master trust. Such schedules that report the 5% transactions, which transpired in 1997 for the master trusts, were filed in paper format as Exhibit 99(v).